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                                                                     Exhibit 3.6

                                    BYLAWS OF
                             PLASTRONICS PLUS, INC.

                                    ARTICLE I

                                Name and Location

         Section 1. The name of this corporation shall be Plastronics Plus, Inc.

         Section 2. The registered office of this corporation shall be located at 132 Beloit Street, Walworth, Wisconsin. This registered place of business may be transferred to such place as the Board of Directors may from time to time determine and certify to the Secretary of State, and other offices for the transaction of business may be located at such place as the Board of Directors may deem desirable.

                                   ARTICLE II

                            Meetings of Shareholders

         Section 1. Meetings of the shareholders of this corporation shall be held at the registered office of the corporation or at such place as is designated by the President, Board of Directors or by consent of a majority of the shareholders entitled to vote thereat.

         Section 2. The annual meeting of the shareholders of this corporation shall be held on the first Monday in April of each year. At such meeting the shareholders shall elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The shareholders shall transact such other business at the annual meeting as may properly come before them.



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          Section 3. Special meetings of the shareholders may be called for any purpose at any time and at any place by the President, by the Board of Directors or by any two (2) or more members thereof.

          Section 4. Every holder of common stock of this corporation shall be entitled to one (1) vote for each share held in his name on the books of the corporation. Such votes may be cast by each shareholder either in person or by proxy.

          A majority of the shares of common stock issued and outstanding, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting; but the shareholders present at any meeting though less than a quorum, may adjourn the meeting to a future time.

          Section 5. Written notice of the holding of the annual meeting or any special meeting of shareholders shall be mailed to each shareholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days prior to the meeting. Such notice shall state the time and place of the meeting, and the purposes of the meeting if it is a special meeting. It shall be mailed to the last known address of such shareholder as the same appears upon the books of the corporation. Notice may be waived in writing either before or after the meeting.

                                   ARTICLE III

                                    Directors

          Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors who shall have all the powers that may be exercised and

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performed by the corporation  pursuant to law, to the Articles of Incorporation, and to the Bylaws.

          Section 2. The Board of Directors shall consist of not less than three
(3) nor more than nine (9) members, as fixed from time to time by the Directors. Directors shall be elected by the holders of the common stock at the annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders, or until his successor shall be elected and qualified.

          Section 3. Whenever any vacancy shall occur in the Board of Directors by death, resignation, increase in the number of directors, or otherwise, such vacancy may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, of the Board of Directors. If after such resignation no directors remain, then any vacancy may be filled by a majority vote of the shareholders present at a special meeting called for the purpose of such election. A director so elected to fill a vacancy shall serve until his successor is elected by the shareholders at the next annual meeting or at any special meeting of shareholders called for that purpose.

          Section 4. The meetings of the Board of Directors of this corporation, both regular and special, shall be held at such place as the directors may from time to time determine. Such meetings may be held and directors may participate in meetings of the Board of Directors by means of electronic communication to the extent permitted.


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          Section 5. Special meetings of the Board of Directors may be called by the President or any two members of the Board of Directors. Notice of all special meetings shall be given by the Secretary to each director at least twenty-four (24) days previous to the time fixed for the meeting. All notices of special meetings shall state the purpose thereof. Notice may be waived in writing or by telegram before or after any meeting.

          Section 6. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws.


                                   ARTICLE IV

                                    Officers

          Section 1. The officers of this corporation shall consist of a President, a Vice-President, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person.

          Section 2. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, such vacancy shall be filled by an affirmative vote of a majority of the Board of Directors, and such officer so elected shall hold office until his successor is elected and qualified.


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         Section 3. President. The President shall be the chief executive officer, and shall perform such other duties as the Bylaws or the Board of Directors shall prescribe.

         Section 4. Vice-President. The Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as these Bylaws may require or the Board of Directors shall prescribe.

         Section 5. Secretary. The Secretary shall:

                   (a) Keep the minutes of the meetings of the shareholders and of the Board of Directors in books provided for that purpose;

                   (b) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

                   (c) Be custodian of the records of the corporation;

                   (d) Keep a register of the post office address of each shareholder, and make all proper changes in such register, retaining and filing his authority for all such entries;

                   (e) See that all books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

                   (f) In general, perform all duties incident to the office of Secretary and such other duties as these Bylaws may require or the Board of Directors may prescribe.

         Section 6. Treasurer. The Treasurer shall be the chief financial officer and shall keep correct and complete records of accounts, showing accurately at all times the financial position of the corporation. In addition, the Treasurer shall:


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                  (a) Have  charge  and  custody of and be  responsible  for all funds and securities of the corporation and deposit all such funds in the name of the corporation in such banks, trust companies, and other depositories as shall be selected by the Board of Directors in accordance with the provisions of these Bylaws;

                  (b) At all times exhibit his books of account and records to any of the directors of this corporation or any other persons legally entitled to inspect said books and records upon application during business hours at the office of this corporation or such other corporation where such books are kept;

                  (c) Render statements of the condition of finance of the corporation at all regular meetings of the Board of Directors and at meetings of the shareholders if called upon to do so;

                  (d) Receive and give receipts for all money payments to the corporation from any source whatsoever; and

                  (e) In general, perform all duties incident to and customarily performed by such officer and perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

         Section 7. In the case of absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director or employee of the corporation, for the time being, provided that the majority of the entire Board of Directors concurs therein.


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                                    ARTICLE V

          These Bylaws may be altered, amended or repealed:

                  (a) At any regular or duly called special meeting of shareholders at which a quorum is present, by the affirmative vote of a majority of the stock entitled to vote at such meetings and present or represented thereat; or

                  (b) At any regular meeting of the board of directors, or at any special meeting of the Board if notice of the proposed alteration or amendment or repeal is contained in the notice of such special meeting, by the affirmative vote of a majority of the Board of Directors at such meeting, at which a quorum is present.

                                             /s/ Christian J. Hubertz
                                             -----------------------------------
                                             Christian J. Hubertz, Secretary


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